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                                  EXHIBIT 3.1

                          COMPANIES ACTS, 1963 TO 1999

                        PUBLIC COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                        SMARTFORCE PUBLIC LIMITED COMPANY

                    (as amended by Special Resolutions passed
              on 24th March 1992, 31st March 1995, 28th April 1998,
                      26th January 2000 and 10th July 2001)

1.     The name of the Company is SMARTFORCE PUBLIC LIMITED COMPANY.

2.     The Company is to be a public limited company.

3.     The objects for which the Company is established are:

       (1) (a) To acquire and hold shares and stocks of any class or description, debentures, debenture stock, bonds, bills, mortgages, obligations, investments and securities of all descriptions and of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wheresoever constituted or carrying on business or issued or guaranteed by any government, state, dominion, colony, sovereign ruler, commissioners, trust, public, municipal, local or other authority or body of whatsoever nature and wheresoever situated and investments, securities and property of all descriptions and of any kind, including real and chattel real estate, mortgages, reversions, assurances policies, contingencies and choses in action. To purchase for investment only property of any tenure and any interest therein, and to make advances upon the security of land or other similar property or any interest therein.

              (b) To carry on any other trade or business whatsoever which can in the opinion of the directors be advantageously or conveniently carried on by the Company in connection with or as ancillary to any of the above businesses or the general business of the Company.

       (2) To carry on the business of surveyors, estate agents, valuers, auctioneers, carriers, shippers, fowarding agents, garagement, caterers, licensed publicans, fuel suppliers, textile manufacturers and dealers, insurance


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              agents and brokers, farmers and generally to import, export, manufacture, make, grow, produce, repair, adapt for sale and prepare for market goods and materials of every kind, or otherwise to carry on any business which may seem to the Company capable of being conveniently carried on in connection with the above or any one of the above or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property or rights.

       (3) To acquire by purchase, exchange, lease, fee farm grant or otherwise, either for an estate in fee simple or for any less estate or other estate or interest whether immediate or reversionary and whether vested or contingent, any lands, tenements or hereditaments of any tenure, whether subject or not to any charges or encumbrances, and to hold, farm, work and manage and to let, sublet, either furnished or unfurnished, mortgage or charge land and buildings of any kind, reversions, interests, annuities, life policies, and any other property real or personal, movable or immovable, either absolutely or conditionally, and either subject or not to any mortgages, charges, ground rent or other rents or encumbrances.

       (4) To hold and farm and work or manage or to sell, let, licence, alienate, mortgage, lease or charge land, house property, shops, flats, maisonettes, reversions, interests, annuities, life policies, and any other property real or personal, movable or immovable, either absolutely or conditionally, and either subject to or not to any mortgage, charge, rent or encumbrance and to pay for any lands, tenements, hereditaments, chattels, or assets acquired by the Company in cash or shares, stock, debentures or obligations of the Company whether fully paid or otherwise or in any other manner.

       (5) To enter into contracts of every nature and kind and to carry on the business of a trust and investment company and to invest the funds of the Company in or upon or otherwise acquire, hold and deal in property, securities, stocks, shares, debentures, interests and investments of every nature and description and to hold, serve, exchange, and otherwise deal in such properties and investments, and receive income therefrom, and to borrow for investment purposes, and to place the funds of the Company on deposit with bankers or financial or mercantile houses or companies and withdraw same therefrom, and to enter into hire purchase, credit sales and other deferred payment arrangements.


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       (6)    To acquire shares, stocks, debentures, debenture stock, bonds, obligations as securities either by original subscription, tender, purchase, exchange or otherwise, and to subscribe for the same either conditionally or otherwise, to guarantee and to write descriptions thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

       (7) To act as agents or managers in carrying on any business concerns or undertakings and to employ experts to investigate and examine the condition, management, prospects, value and circumstances of any business concerns and undertakings and generally of any assets, property or rights of any kind.

       (8) To apply for, purchase or otherwise acquire and protect, prolong, renew, whether in Ireland or elsewhere any patents, patent rights, brevets d'invention, licences, protection, concessions and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention, process or privilege which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, manufacture under or grant licences or privilege in respect thereof or otherwise turn to account the property, rights, privileges and information so acquired, and to carry on any business in any way connected therewith, and to expend money in experimenting upon and testing, and in improving or seeking to improve any patents, inventions, systems, programmes, computing or other machines or rights which the Company may acquire or propose to acquire.

       (9) To raise or borrow money, and to secure the payment of money by the issue of or upon debentures or debenture stock, perpetual, terminable or otherwise or bonds or other obligations, charged or not charged upon or by mortgage, charge, hypothecation, lien or pledge of the whole or any part of the undertaking property, assets and rights of the Company, both present and future, including its uncalled capital and generally in such other manner and on such terms as may seem expedient, and to issue any of the Company's securities, for such consideration and on such terms as may be thought fit, including the power to pay a proportion of the profits of the Company by way of interest on any monies so raised or borrowed; and also by a similar mortgage, charge, hypothecation, lien or pledge, to secure and guarantee the performance by the Company of any obligation


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              or liability it may undertake; and to redeem or pay off any such securities aforesaid.

       (10) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lending, warrants, debentures and other negotiable or transferable instruments.

       (11) To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking property and assets (present and future) and uncalled capital of the Company, or all such methods, the performance of the obligations of and the repayment or payment of the principal amounts and interest of any person, firm or company or the dividends or interest of any securities, including (without prejudice to the generality of the forgoing) any company which is the Company's holding company or a subsidiary or associated company.

       (12) To acquire and undertake the whole or any part of the business, property, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, or which can be conveniently carried on in connection with the same, or may seem calculated directly or indirectly to benefit the Company, or possessed of property suitable for the purposes of the Company and as part of the consideration for any of the acts or things aforesaid or property acquired to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance with any such person, firm or company, and to give issue or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

       (13) To enter into partnership or into any arrangement for sharing profits, union of interest, a joint adventure, reciprocal concession, co-operation or otherwise with any company carrying on or engaged in any business or transaction which the Company is authorised to carry on or engaged in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to lend money to, guarantee the


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              contracts or debentures of or otherwise assist any such companies, and to take or otherwise acquire and hold shares or stock in or securities of, and to subsidise or otherwise assist any such company and to sell, hold, re-issue, with or without guarantee, or otherwise deal with such shares, stocks or securities.

       (14) To undertake the office of trustee, executor, administrator, committee, manager, secretary, registrar, attorney, delegate, substitute or treasurer, and any other offices or situations of trust or confidence, and to perform and discharge the duties and functions incidental thereto, and generally to transact all kinds of trust and agency business either gratuitously or otherwise.

       (15) To take part in the creation, issue or conversion of debentures, debenture stock, bonds, obligations, shares, stocks or securities, and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

       (16) To take part in the management, supervision or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any Directors, Accountants or other experts or agents.

       (17) To carry on and undertake any business, transaction or operation commonly carried on or undertaken by financial agents, factors, financiers, underwriters, concessionaires, contractors for public and other works or merchants and to enter into hire purchase, credit sales, and other agreements providing for payment by instalments or deferred means.

       (18) To apply for, promote and obtain any Act of the Oireachtas, provisional order or licence of the Minister for Industry and Commerce or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated, directly or indirectly, to prejudice the Company's interests.

       (19) To enter into any arrangements with any governments or authorities (supreme, municipal, local or otherwise), or any corporations, companies or persons that may seem conducive to the attainment of the Company's


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              objects, or any of them, and to obtain from any such government, authority, corporation, company, or person any charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable, and to carry out, exercise and comply with any such arrangements, charters, contracts, decrees, rights, privileges and concessions.

       (20) To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company or carrying on any business capable of being carried on so as, directly or indirectly, to benefit this Company.

       (21) To promote any company for the purpose of acquiring all or any of the property or liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of or render more profitable any property, assets or business of the Company, or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

       (22) To guarantee the payments of dividends or interest on any stocks, shares, debentures or other securities issued by, or any other contract or obligation of any company, societe anonyme, association, undertaking or public or private body and the performance of contracts by or become security for members of any company having dealings with the Company.

       (23) To accumulate capital for any of the purposes of the Company, and to appropriate any of the Company's assets to specific purposes, either conditionally or unconditionally and to admit any class or section of those who have any dealings with the Company to any share in the profits thereof or in the profits of any particular branch of the Company's business, or to any other special rights, privileges, advantages or benefits.

       (24) To apply for and obtain any legislative, municipal or other acts or authorisations for enabling the Company to carry any of its objects into effect or for any extension or alteration of its powers, or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings, or


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              applications which may seem calculated directly or indirectly to prejudice the Company's interest.

       (25) To apply for and obtain all such licences, consents, authorities, grants, permissions and concessions as may be required, or deemed to be desirable, in connection with the running or administration of the Company's business or otherwise in relation to its affairs.

       (26) To advance and lend money, with or without security to such persons or companies and upon such terms and subject to such conditions as may seem expedient.

       (27) To create, maintain, invest and deal with any reserve or sinking funds for redemption of obligations of the Company, or for depreciation of works or stock, or any other purpose of the Company.

       (28) To remunerate any person, firm or company rendering services to this Company, either by cash payment or by the allotment to him or them of shares or securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

       (29) To effect assurance and insurance contracts and policies of every description, provided that nothing herein contained shall empower the Company to carry on a business of insurance in the meaning of the Insurance Acts, 1909 to 1989.

       (30) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any company purchasing the same.

       (31) To distribute either upon a distribution of assets or a division of profits among the members of the Company in kind any property of the Company, and in particular any shares, debentures or securities of other companies belonging to this Company, or of which this Company may have the power of disposing.

       (32) To establish, join, support and subscribe to, or to aid in the establishment and support of associations, institutions, societies, co-operatives, clubs,


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              funds, trusts or conveniences calculated to benefit the Company or employees or ex-employees of the Company or the dependants or connections of such persons or connected with any town or place where the Company carries on business and to grant pensions, gratuities, allowances or charitable aid to any person who may have served the Company, or to the wives, children or other relatives of such person and to make payments towards insurance, and to form and contribute to provident and benefit funds for the benefit of any persons employed by the Company and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public general or useful object.

       (33) To support and subscribe to any charitable or public object, and any institution, society or club which may be for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business.

       (34) To make gifts or grant bonuses to officers or other persons who are or have been in the employment of the Company and to allow any such persons to have the use and enjoyment of such property, chattels or other assets belonging to the Company upon such terms as the Company shall think fit.

       (35) To insure the life of any persons who may, in the opinion of the Company, be of value to the Company, as having or holding for the Company interests, goodwill, or influence or otherwise and to pay the premiums on such insurance.

       (36) To promote freedom of contract and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union, association or party and to contribute to the funds thereof or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike movement or organisation which may be thought detrimental to the interests of the Company or it employees, and to subscribe to any association for funds for any such purposes.


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       (37)   To procure the Company to be registered or recognised in any foreign country, colony, dependency or place.

       (38) To pay all or any expenses of, incidental to or incurred in connection with the formation and incorporation of the Company and the raising of its share and loan capital, or to contract with any person or company to pay the same, and (except for the case of shares subject to the provisions of any statute for the time being in force) to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares, debentures or securities of the Company.

       (39) To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise, and either by or through trustees, agents, subcontractors or otherwise and either alone or in partnership or conjunction with any person or company, and to contract for the carrying on of any operation connected with the Company's business by any person or company.

       (40) To carry on any other trade or business whatsoever which can in the opinion of the board of directors be advantageously carried on by the Company in connection with or as ancillary to any of the above businesses or the general business of the Company.

       (41) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

       And it is hereby declared that in the construction of this clause the word "company" except where used in reference to this Company, shall be deemed to include any person or partnership or other body or persons, whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere, and words denoting the singular number only shall include the plural number and vice versa.

       The objects set forth in any sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto and they shall not except where the context expressly so requires in such sub-clause, be in any way limited to or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company. None of such sub-clauses or the object or objects therein specified for the powers thereby conferred shall be deemed subsidiary or


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       auxiliary to the objects or powers mentioned in any other sub-clause, but the Company shall have full power to exercise all or any of the powers and to achieve or endeavour to achieve all or any of the objects conferred by and provided in any one or more of the said sub-clauses.

4.     The liability of the members is limited.

5. The share capital of the Company is E13,200,000 divided into 120,000,000 ordinary shares of E0.11 each. The share capital of the Company whether the original or any increased capital of the Company may be divided into different classes of shares with any special, qualified, preferred, deferred or other rights or privileges or conditions as to capital, dividends, rights of voting or other matters attached thereto, and from time to time the Company's regulations may be varied so far as may be necessary to give effect to any such rights, privileges or conditions.


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We, the several persons, whose names, addresses and descriptions are subscribed, wish to be formed into a company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

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NAMES, ADDRESSES AND DESCRIPTIONS                 NUMBER OF SHARES TAKEN
                                                  BY
OF SUBSCRIBERS                                    EACH SUBSCRIBER
--------------------------------


Bridget Trant,
Highdown Hill,
Newcastle,
Co. Dublin

Formations Manager                                One Share

Susan Lawless,
14 Springhill Park,
Blackrock,
County Dublin

Systems Manager                                   One Share




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Total Shares Taken:                               Two

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                        Dated this 25th day of July 1989

Witness to the above signatures:                  Geraldine Reynolds
                                                  39 Birchwood Heights
                                                  Tallaght,
                                                  Dublin 24
                                                  Secretary


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